UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 19, 2003
Date of Report (Date of earliest event reported)

Commission File Number 1-442

THE BOEING COMPANY
(Exact name of Registrant as specified in its charter)

Delaware	91-0425694
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

100 N. Riverside, Chicago, IL 60606-1596
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (312) 544-2000

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Item 5. Other Events

On December 19, 2003, The Boeing Company ("Boeing") announced its intention to unconditionally guaranty the outstanding bonds $250,000,000 6 7/8% due November 1, 2006 and $350,000,000 9 3/4% due April 1, 2012 of McDonnell Douglas Corporation.

Boeing has also agreed to enter into a support agreement with its wholly owned subsidiary, Boeing Capital Corporation ("BCC") under which Boeing would agree to maintain a minimum ownership interest in BCC and to make payments to BCC should its fixed charge coverage ratio or net worth fall below minimum levels. The support agreement will include provisions under which it may be modified or terminated, with appropriate safeguards for BCC's noteholders. Boeing and BCC have agreed that a support agreement is appropriate in view of the previously announced new strategy under which BCC will focus primarily on supporting Boeing products and services.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

THE BOEING COMPANY
Dated: December 19, 2003	By: __/s/James C. Johnson____________ James C. Johnson
Senior Vice President, Corporate Secretary and Assistant General Counsel